UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 3, 2021

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Warrants	MPLN.W	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” “MultiPlan” and the “Company” refer to MultiPlan Corporation, a Delaware corporation, and its consolidated subsidiaries.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Leadership Transitions
On August 3, 2021, the board of directors (the “Board”) of MultiPlan Corporation (the “Company”) appointed Dale A. White, 65, to be the Company’s President and Chief Operating Officer effective immediately. Mr. White has served as the Company’s President, Payor Markets since October 2020, when Polaris Parent Corp. (“MultiPlan Parent”) merged with and into one of the Company’s subsidiaries to become a wholly owned subsidiary of the Company. Prior to assuming such role, he served as the Executive Vice President and Chief Revenue Officer for MultiPlan Parent from January 2018 to October 2020. Mr. White had previously served as MultiPlan Parent’s Executive Vice President, Sales and Account Management from 2004. Information about Mr. White’s compensation arrangements may be found in the section entitled “Executive Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2021 (the “Proxy Statement”).
The Board also announced that it plans to appoint Mr. White as Chief Executive Officer of the Company in early 2022. Mr. Mark H. Tabak, the Company’s current Chief Executive Officer and Chairperson of the Board, is expected to continue to serve as Chief Executive Officer until Mr. White’s accession and to work closely with Mr. White to ensure a smooth transition. Mr. Tabak is expected to remain the Chairperson of the Board following Mr. White’s promotion. The Board has not determined to make any changes to Mr. White’s previously disclosed compensation arrangements at this time.
On August 4, 2021, Mr. David L. Redmond, the Company’s Executive Vice President and Chief Financial Officer, informed the Board of his intention to retire as of December 31, 2021. The Board has not yet selected a successor to Mr. Redmond.
Compensation Arrangements with Executive Officers
Employment Agreements
On August 4, 2021, MultiPlan, Inc., a wholly owned subsidiary of the Company (“MPI”), entered into side letters with each of Mr. Tabak and Mr. Redmond, in each case, amending the Amended and Restated Employment Agreement by and between Mr. Tabak, MPI and Polaris Investment Holdings, L.P. (“Holdings”), dated as of May 5, 2016 (the “Tabak Side Letter”) and the Amended and Restated Employment Agreement by and between Mr. Redmond, MPI and Holdings, dated as of May 5, 2016 (the “Redmond Side Letter” and, together with the Tabak Side Letter, the “Side Letters”). The principal terms of such Side Letters are summarized below.
The Tabak Side Letter modifies amounts payable upon a qualifying termination under Mr. Tabak’s employment agreement to be equal to $4,017,666 (plus any COBRA continuation costs which shall be paid directly or, if such payments are discontinued, the cash equivalent shall be payable to executive in a lump sum), with $2,000,000 of such amounts payable in the form of fully-vested common stock of the Company and the remaining portion payable in cash. If such qualifying termination occurs prior to January 31, 2022, Mr. Tabak will receive his current base salary through January 31, 2022. In addition to any termination without cause or with good reason, the Tabak Side Letter provides that any resignation by Mr. Tabak on or following January 31, 2022, will also be treated as a qualifying termination. Further, following a qualifying termination by MPI on or after January 1, 2022, or by Mr. Tabak on or after January 31, 2022, Mr. Tabak will be appointed as Non-Executive Chairman and, commencing January 31, 2022 or the date of his termination of employment, if later, Mr. Tabak’s sole compensation for services as Non-Executive Chairman shall be an annual fee of $500,000, pro-rated for any partial year.
The Redmond Side Letter modifies amounts payable upon a qualifying termination under Mr. Redmond’s employment agreement to be equal to $2,338,130 (plus any COBRA continuation costs which shall be paid directly or, if such payments are discontinued, the cash equivalent shall be payable to executive in a lump sum). In addition, if a qualifying termination occurs prior to December 31, 2021, Mr. Redmond shall be paid an amount equal to his current base salary through December 31, 2021. The Redmond Side Letter further provides that to the extent Mr. Redmond’s employment has not been terminated prior to December 31, 2021, his employment will be terminated on December 31, 2021, such termination shall constitute a qualifying termination and the applicable severance amounts shall be paid on or prior to December 31, 2021.
The Side Letters also provide that, prior to the end of calendar year 2021, the compensation committee will take action to estimate the achievement of the performance metrics under MPI’s annual bonus plan and pay 90% of such estimated bonus on or prior to December 31, 2021. The remaining portion, if any, will be paid in the ordinary course. Each executive shall be entitled to the full annual bonus if he remains employed through and including December 31, 2021, or has undergone a qualifying termination.
Equity Modification
On June 23, 2021, the Company granted time-vesting restricted stock units to each of Mr. Redmond (the “Redmond RSUs”) and Mr. Tabak (the “Tabak RSUs”) under the Company’s 2020 Omnibus Incentive Plan (the “Plan”).
On August 4, 2021, the Company modified the vesting terms of the Redmond RSUs and Tabak RSUs (the “Modification”).
Following the Modification, the Tabak RSUs will vest, subject to continued employment (or service as a director), in eighteen (18) substantially equal monthly installments, with the first installment vesting on the date of amendment, and thereafter, beginning on August 31, 2021 and on the last day of each of the next sixteen (16) months thereafter. Consistent with the agreement prior to the Modification, the Tabak RSUs will vest in full upon a “change in control” (as defined in the Plan). In addition, following a termination (i) by the Company without “cause” (or for any reason other than for cause, the Company terminates Mr. Tabak as a director or Non-Executive Chairman), (ii) by Mr. Tabak for “good reason” prior to January 31, 2022 or (iii) due to Mr. Tabak’s death or “disability” (all such terms as defined in the award agreement), then in all cases, the Tabak RSUs shall vest in full. For purposes of the Tabak RSUs, a termination of Mr. Tabak’s employment in which he continues as a director or Non-Executive Chairman shall not constitute a “termination” under the award agreement.
Following the Modification, the Redmond RSUs will vest, subject to continued employment, in six (6) substantially equal monthly installments, with the first installment vesting on the date of amendment, and thereafter, beginning on August 31, 2021 and on the last day of each of the next four (4) months thereafter. Consistent with the agreement prior to the Modification, the Redmond RSUs will also vest in full upon a “change in control” (as defined in the Plan) or a termination by the Company without “cause”, a resignation by Mr. Redmond for “good reason” or as a result of Mr. Redmond’s death or “disability” (all as defined in the award agreement).
The foregoing descriptions of the Tabak Side Letter and the Redmond Side Letter do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Side Letters, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated into this Item 5.02 by reference.
Item 8.01 Other Events.
On August 5, 2021, the Company issued a press release announcing the changes in Company leadership described above under “—Leadership Transitions.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated into this Item 8.01 by reference.
Forward-Looking Statements
This Report includes statements that express management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion of the Company’s succession plans. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and there can be no assurance that future developments will occur as anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, changes in management’s and the Board’s intentions and those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are included in this Form 8-K:

10.1
Side Letter between Mark H. Tabak and MultiPlan, Inc., effective August 4, 2021, amending the Amended and Restated Employment Agreement by and between Mr. Tabak, MultiPlan, Inc. and Polaris Investment Holdings, L.P.

10.2
Side Letter between David L. Redmond and MultiPlan, Inc., effective August 4, 2021, amending the Amended and Restated Employment Agreement by and between Mr. Redmond, MultiPlan, Inc. and Polaris Investment Holdings, L.P.

99.1	Press Release, dated August 5, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Side Letter between Mark H. Tabak and MultiPlan, Inc., effective August 4, 2021, amending the Amended and Restated Employment Agreement by and between Mr. Tabak, MultiPlan, Inc. and Polaris Investment Holdings, L.P.

10.2
Side Letter between David L. Redmond and MultiPlan, Inc., effective August 4, 2021, amending the Amended and Restated Employment Agreement by and between Mr. Redmond, MultiPlan, Inc. and Polaris Investment Holdings, L.P.

99.1	Press Release, dated August 5, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 6, 2021

                                MultiPlan Corporation

                                By:     /s/ David L. Redmond
                                Name:    David L. Redmond
                                Title:    Executive Vice President and Chief Financial
Officer